Stone Arcade Acquisition Corporation
(a development stage company)
Index to Financial Statements
Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
We have audited the accompanying balance sheet of Stone Arcade Acquisition Corporation (a development stage company) (the “Company”) as of August 19, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from April 15, 2005 (date of inception) through August 19, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Arcade Acquisition Corporation as of August 19, 2005 and the results of its operations and its cash flows for the period from April 15, 2005 (date of inception) through August 19, 2005 in conformity with U.S. generally accepted accounting principles.
Eisner LLP
New York, New York
August 20, 2005

Stone Arcade Acquisition Corporation
(a development stage company)
Balance Sheet

August 19, 2005
ASSETS
Current assets:
Cash	$2,476,013
Cash held in trust account	110,854,000
Prepaid expenses	13,000

Total assets	$113,343,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$2,000

Total current liabilities	2,000

Common Stock, subject to possible redemption 3,998,000 shares at $5.54 per share	22,159,715

Stockholders’ Equity:
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Common stock—$.0001 par value, 175,000,000 shares authorized; 25,000,000 issued and outstanding (which includes 3,998,000 shares subject to possible redemption)	2,500
Additional paid-in capital	91,180,798
Deficit accumulated during the development stage	(2,000)

Total stockholders’ equity	91,181,298

Total liabilities and stockholders’ equity	$113,343,013

See notes to financial statements

Stone Arcade Acquisition Corporation
(a development stage company)
Statement of Operations

April 15, 2005
(Date of Inception)
through
August 19, 2005
Costs and expenses:
Operating costs	$1,000
Organization costs	1,000

Net loss for the period	$(2,000)

Net loss per share –basic and diluted	$(0.00)

Weighted average number of shares outstanding — basic and diluted	5,634,921

See notes to financial statements

Stone Arcade Acquisition Corporation
(a development stage company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Balance — April 15, 2005
(date of inception)
Initial capital from founding stockholders	5,000,000	$500	$24,500		$25,000
Sale of 20,000,000 units and representative’s option, net of underwriters’ discount and offering expenses	20,000,000	2,000	113,316,013		113,318,013
Net proceeds subject to possible redemption of 3,998,000 shares			(22,159,715)		(22,159,715)
Net loss				$(2,000)	(2,000)

Balance—August 19, 2005.	25,000,000	$2,500	$91,180,798	$(2,000)	$91,181,298

See notes to financial statements

Stone Arcade Acquisition Corporation
(a development stage company)
Statement of Cash Flows

April 15, 2005
(Date of Inception)
through
August 19, 2005
Cash flows from operating activities:

Net loss	$(2,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Prepaid expenses	(13,000)
Accrued expenses	2,000

Net cash used in operating activities	(13,000)

Cash flows from investing activities
Cash held in Trust Account	(110,854,000)

Net cash used in investing activities	(110,854,000)

Cash flows from financing activities:
Proceeds from public offering, net	113,317,913
Proceeds from notes payable to stockholders	200,000
Repayment of notes to stockholders	(200,000)
Proceeds from sale of common stock to founders	25,000
Proceeds from issuance of underwriter’s option	100

Net cash provided by financing activities	113,343,013

Net increase in cash and cash equivalents	$2,476,013
Cash and cash equivalents— beginning of period	0

Cash and cash equivalents — end of period	$2,476,013

See notes to financial statements

Stone Arcade Acquisition Corporation
(a development stage company)
Notes to Financial Statements
August 19, 2005
NOTE A — ORGANIZATION AND BUSINESS OPERATIONS
     Stone Arcade Acquisition Corporation (the “Company”) was incorporated in Delaware on April 15, 2005. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination (“Business Combination”) of an operating business in the paper, packaging, forest products and related industries. The Company has neither engaged in any operations nor generated revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.
     The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on August 15, 2005. The Company consummated the Offering on August 19, 2005 and received net proceeds of approximately $113,318,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note C), although substantially all of the net proceeds of the Offering are intended to be generally applied toward a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Of the net proceeds, $110,854,000 is being held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Offering vote against the Business Combination, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Offering (the “Founding Stockholders”) will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Offering.
     In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note C).

Stone Arcade Acquisition Corporation
(a development stage company)
Notes to Financial Statements — (Continued)
NOTE B —SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[1] Cash and cash equivalents:
     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
[2] Loss per common share:
     Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.
[3] Use of estimates:
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
[4] Income taxes:
     Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
     The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $680. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 19, 2005.
     The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.
NOTE C — INITIAL PUBLIC OFFERING
     On August 19, 2005, the Company sold 20,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 15, 2006 and expires on August 15, 2009. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

     In connection with the Offering, the Company paid the underwriters an underwriting discount of 5% of the gross proceeds of the Offering. The Company also issued an option to the representative of the underwriters to purchase for $100 up to a total of 1,000,000 units at a price of $7.50 per unit. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the warrants underlying the underwriters’ purchase option is $6.25. This option is exercisable commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus and may be exercised on a cashless basis. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of the prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.
     The holders of the option have demand and piggy-back registration rights under the Securities Act for periods of five and seven years, respectively, from the date of the prospectus with respect to registration of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances at a price below its exercise price.
     The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $980,000, using an expected life of four years, volatility of 23.9%, and a risk-free rate of 3.93%. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using five-year historical stock prices for the nine companies in the Standard and Poors Supercomposite Paper Packaging Index. The Company believes the volatility estimate calculated from this index is a reasonable benchmark to use in estimating the expected volatility of the units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of four years was used in this calculation, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option will become worthless.
NOTE D — NOTES PAYABLE TO STOCKHOLDERS
     The Company issued non-interest bearing unsecured promissory notes to the Founding Stockholders of the Company totaling $200,000 on April 16 and April 25, 2005. The Notes were repaid in accordance with their terms on August 19, 2005 from the proceeds of the Offering.
NOTE E —RELATED PARTY TRANSACTION
     The Company has agreed to pay Stone-Kaplan Investments, LLC, a company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from August 15, 2005 through the acquisition date of a target business. Stone-Kaplan Investments, LLC has agreed to pay a portion of the aforementioned administrative fee to Arcade Partners LLC, a company where certain of the Founding Stockholders serve in executive capacities, to cover overhead incurred on the Company’s behalf.
NOTE F—COMMITMENTS
     The Company has engaged the representative of the underwriters to act as its investment banker in connection with a Business Combination. The Company has agreed to pay the representative a cash fee at the closing of the Business Combination for assisting the Company in structuring and negotiating the terms of the transaction equal to 1% of the gross proceeds raised in the Offering, or $1,200,000.

NOTE G—FOUNDING STOCKHOLDERS
     The Founding Stockholders have agreed with the representative of the underwriters, that within the first 40 trading days after the separate trading of the warrants has commenced, they or certain of their affiliates will collectively purchase up to 3,500,000 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates will not be sold or transferred until the completion of a Business Combination.
NOTE H—COMMON STOCK RESERVED FOR ISSUANCE
     At August 19, 2005, 43,000,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s option.